Exhibit 10.32
TERAYON COMMUNICATION SYSTEMS, INC.
Non-Employee Director Equity Compensation Policy
Adopted by the Board of Directors May 3, 2006
     1. General. This Non-Employee Director Equity Compensation Policy (the “Policy”) is hereby adopted by the Board of Directors (the “Board”) of Terayon Communication Systems, Inc., a Delaware corporation (the “Company”), in accordance with Section 8 of the Company’s 1997 Equity Incentive Plan (the “1997 Plan”). Capitalized but undefined terms used herein shall have the meanings ascribed to them in the 1997 Plan.
     2. Board Authority. Pursuant to Section 8 of the 1997 Plan, the Board hereby establishes a policy for the grant of Stock Awards under the 1997 Plan to Non-Employee Directors pursuant to a written, non-discretionary formula, and which policy shall provide the types of Stock Awards to be granted to Non-Employee Directors, the number of shares of the Company’s Common Stock (the “Common Stock”) subject to such Stock Awards, and also specify, with respect to any Stock Awards, the conditions on which the Stock Awards shall be granted, become exercisable and/or payable, and expire, and such other terms and conditions as the Board determines in its discretion. Stock Awards granted under the authority of the 1997 Plan pursuant to the provisions of this Policy, including the Options granted pursuant to the provisions of Sections 3 and 4 hereof, are hereinafter referred to in this Policy as “Director Awards.”
     3. Non-Discretionary Stock Option Grants. During the term of the 1997 Plan, the following Options shall be granted automatically to Non-Employee Directors:
          (a) Each person who is first elected or appointed to the Board as a Non-Employee Director automatically shall be granted, on the date of such initial election or appointment, a Nonstatutory Stock Option to purchase sixty thousand (60,000) shares of Common Stock on the terms and conditions set forth herein (an “Initial Option”).
          (b) Each Non-Employee Director who is serving as a Non-Employee Director immediately following each annual meeting of shareholders of the Company, commencing with the annual meeting of shareholders occurring in calendar year 2006, automatically shall be granted on such date a Nonstatutory Stock Option to purchase twenty-five thousand (25,000) shares of Common Stock, which number shall be pro-rated for any Non-Employee Director who has not continuously served as a Non-Employee Director for the twelve (12)-month period prior to the date of such annual meeting of shareholders, on the terms and conditions set forth herein (an “Annual Option”).
          (c) Each Non-Employee Director who is serving as a member of a committee of the Board immediately following each annual meeting of shareholders of the Company, commencing with the annual meeting of shareholders occurring in calendar year 2006, automatically shall be granted, for each such committee, a Nonstatutory Stock Option to purchase six thousand (6,000) shares of Common Stock, which number shall be pro-rated for any Non-Employee Director who has not continuously served as a Non-Employee Director for the twelve (12)-month period prior to the date of such annual meeting of shareholders, on the terms and conditions set forth herein.
     4. Non-Discretionary Stock Option Grant Provisions.
     Each Option granted pursuant to Section 3 hereof shall be subject to the following terms and conditions:
          (a) The term of each Option shall commence on the date it is granted and, unless sooner terminated as provided herein, shall expire on the date (“Expiration Date”) ten (10) years from the date of grant. If the Optionee’s Continuous Status as an Employee, Director or Consultant terminates for any reason other than for Cause or other than as a result of Optionee’s death or disability, the Option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of such termination; provided, however, that (i) if such termination of Continuous Status as an Employee, Director or Consultant is due to the Optionee’s death or if the Optionee dies during the three-month period following the date of such termination, the Option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the Optionee’s death or (ii) if the termination of the Optionee’s Continuous Status as Employee, Director or Consultant is due to the Optionee’s disability, the Option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of termination. In any and all circumstances, an Option may be exercised following termination of the Optionee’s Continuous Status as Employee, Director or Consultant only as to that number of shares as to which it was exercisable as of the date of termination during the period set forth in this Section 4(a).
          (b) The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date such Option is granted.
          (c) The Optionee may elect to make payment of the exercise price under one of the following alternatives:
               (i) In cash (or check) at the time of exercise;
               (ii) Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of Common Stock already owned by the Optionee, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its Fair Market Value on the date immediately preceding the date of exercise;
               (iii) Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by the Optionee prior to the issuance of shares of the Common Stock; or

               (iv) Payment by a combination of the methods of payment specified in Sections 4 (c)(i) through 4(c)(iii) hereof.
          (d) Each Option shall vest and become exercisable as to thirty-three percent (33%) of the shares of Common Stock subject to the Option on the first anniversary of the date of grant and one-thirty-sixth (1/36) of the shares of Common Stock subject to the Option on each subsequent monthly anniversary thereafter over the next 24 months, such that the Option is fully vested and exercisable as of the third anniversary of the date of grant, provided that vesting shall cease upon termination of your Continuous Status as an Employee, Director or Consultant.
     5. Incorporation of the 1997 Plan. All applicable terms of the 1997 Plan shall apply to this Policy and the Director Awards granted hereunder as if fully set forth herein except to the extent such other provisions are inconsistent with this Policy, in which case the provisions in this Policy shall prevail.
     6. Written Grant Agreement. The grant of any Director Award under this Policy shall be made solely by and subject to the terms set forth in a written agreement in a form to be approved by the Board or Committee and duly executed by an executive officer of the Company.
     7. Policy Subject to Amendment, Modification and Termination. This Policy may be amended, modified, suspended or terminated by the Board in the future at its sole discretion. Unless sooner terminated by the Board, this Policy shall remain in effect until the earlier of (i) the date that the 1997 Plan terminates or (ii) upon the occurrence of a Change in Control, at which time in each case this Policy shall terminate automatically. No Director Awards shall be granted pursuant to this Policy while the Policy is suspended or after it is terminated. No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through the Non-Employee Directors, shall have any right, title or interest in or to any Director Award reserved for the purposes of the Policy or the 1997 Plan except as to such shares of Common Stock, if any, as shall have been reserved for the Non-Employee Director pursuant to Director Awards granted to the Non-Employee Director. Without limiting the generality of the foregoing, the Board hereby expressly reserves the authority to terminate this Policy during any plan year up and until the election of directors at a given annual meeting of shareholders of the Company. Rights and obligations under any Director Award granted before any amendment of the Plan or the agreement documenting such Director Award shall not be impaired by such amendment unless (i) the Company requests the consent of the Optionee and (ii) the Optionee consents in writing.
     8. Effectiveness. This Policy shall become effective as of the date that this Policy is adopted by the Board.
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